UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/24/2009

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-33527	BWAY HOLDING COMPANY Delaware 8607 Roberts Drive Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	55-0800054
001-12415	BWAY CORPORATION Delaware 8607 Roberts Drive Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	36-3624491

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2009, BWAY Corporation (the "Company"), upon recommendation of the compensation committee and approval by the Board of Directors (the "Board"), entered into an Employment Agreement (the "Agreement") with Kenneth M. Roessler, its President and Chief Executive Officer, and a member of the Board. The Agreement is effective as of February 24, 2009. The Company is a wholly-owned subsidiary of BWAY Holding Company.

Pursuant to the Agreement, during the employment period (i) Mr. Roessler shall be the Chief Executive Officer of the Company and shall report directly to the Board; and (ii) the Board shall nominate, and use best efforts to cause the Company's shareholders to re-elect Mr. Roessler to serve as a member of the Board. The agreement shall continue until terminated by Mr. Roessler due to resignation for "good reason" or without "good reason," by the Company at any time for "cause" or without "cause," by Mr. Roessler's death, or by either Mr. Roessler or the Company upon expiration of the "disability period" (as each such term is defined in the Agreement).

Mr. Roessler's base salary shall be $624,000 per year or such higher rate as the Board designates from time to time. In addition, Mr. Roessler shall be eligible to receive an annual bonus based upon specific performance objectives as determined by the Board in its sole and absolute discretion. The target amount for the bonus is 70% of base salary, but Mr. Roessler may be eligible for a minimum bonus of not less than 35% of base salary (0.5 times the target amount) when only threshold performance objectives are achieved and a maximum bonus of not more than 175% of base salary (2.5 times the target amount) when maximum performance objectives are achieved. The Board in its sole and absolute discretion may change the target amount for the bonus, but not less than 70% of base salary. In addition to base salary and annual bonus, Mr. Roessler shall be (i) eligible to receive options and other awards available for grant under the Company's stock incentive plan, as determined by the Board in its sole and absolute discretion; and (ii) entitled to participate in all of the Company's other employee benefit programs in which executive officers are generally eligible.

Mr. Roessler shall be entitled to certain supplemental retirement benefits if he retires after 14 years of employment with the Company, from his original date of hire. The supplemental retirement benefit consists of an annual benefit in the amount of 20% of his base salary in effect upon retirement. The benefit percentage increases 5% after each subsequent five year period to a maximum of 35% after 29 years of service. The supplemental retirement benefit is payable until Mr. Roessler's death with a 50% surviving spouse benefit until the death of such spouse.

If Mr. Roessler's employment is terminated by the Company without "cause," by Mr. Roessler for "good reason" or by either Mr. Roessler or the Company upon expiration of the "disability period," subject to certain limitations, Mr. Roessler will be entitled to (i) a lump sum cash payment equal to 3.05 times (2 years base salary plus 1.5 times the 70% target bonus)his base salary; and (ii) continuation of certain employee benefits and insurance until the second anniversary of the date of such termination (the "Separation Benefits"). If such termination occurs within 30 days before or 2 years after a "change in control" (as such term is defined in the Agreement), the Separation Benefits shall include (i) the continuation of certain perquisites for the later of six months following the date of such termination or to the end of the calendar year in which such termination occurs; (ii) a lump sum payment of premiums for individual life insurance on substantially similar terms as the coverage as of the date of termination for a period of 1 1/2 years; (iii) full vesting of all benefits to which Mr. Roessler is entitled under each nonqualified retirement plan and nonqualified deferred compensation plan maintained by the Company in which Mr. Roessler is a participant as of the date of termination (excluding supplemental executive retirement plan benefits and stock options granted to Mr. Roessler); and (iv) the payment of reasonable fees and expenses for outplacement services for a period of 12 months following the date of termination (the "Change in Control Benefits").

If Mr. Roessler's employment is terminated by the Company for "cause" or as a result of Mr. Roessler's death or "Voluntary Resignation" (as such term is defined in the Agreement) Mr. Roessler (or in the case of his death, his estate) shall be entitled to receive his base salary through the date of termination. If Mr. Roessler's employment is terminated as a result of his death or Voluntary Resignation after reaching age 65, he shall also be entitled to receive a pro rata bonus based on period of employment during the fiscal year based on the Company's performance, as determined by the Board in its sole and absolute discretion, for such fiscal year.

Mr. Roessler shall be entitled to receive "Accrued Obligations" (as such term is defined in the Agreement) upon any termination of employment, regardless of the reason.

The Separation Benefits and, if applicable, the Change in Control Benefits shall constitute full satisfaction of the Company's obligations under the Agreement; provided that the Company's obligation to provide such benefits shall be conditioned upon (i) the execution and non-revocation by Mr. Roessler of the Company's standard form "separation and release agreement;" and (ii) Mr. Roessler's compliance with all post-termination obligations contained in the Agreement.

Mr. Roessler is subject to a confidentiality restriction during his employment and thereafter, and to non-compete and non-solicitation restrictions during his employment and, if Mr. Roessler is entitled to the Severance Benefits, for 2 years following the date of termination or if Mr. Roessler is not entitled to the Severance Benefits for 18 months following the date of termination.

The Company shall indemnify and hold harmless Mr. Roessler from all losses and claims incurred in connection with any actions taken by him in this capacity as an officer or director of the Company or any of its subsidiaries in accordance with, and to the fullest extent permitted under, Delaware General Corporate Law as in effect from time to time.

The above is a summary of the terms of the Agreement and is qualified in its entirety by reference to the Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWAY HOLDING COMPANY

Date: March 02, 2009	By:	/s/ Michael B. Clauer
Michael B. Clauer
Executive Vice President and Chief Financial Officer